Exhibit 23(j)

               CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS





We consent to the references to our firm in the Post-Effective Amendment to the Registration Statement on Form N-1A of Midas Dollar Reserves, Inc. and to the use of our report dated February 15, 2005 on the financial statements and financial highlights of Midas Dollar Reserves, Inc. Such financial statements, financial highlights and report of independent certified public accountants appear in the 2004 Annual Report to Shareholders and are incorporated by reference in the Registration Statement and Prospectus.




                                                            TAIT, WELLER & BAKER
Philadelphia, Pennsylvania
April 29, 2005